Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Albany Molecular Research, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration No. 333-178718), and on Form S-8 (Registration Nos. 333-80477, 333-91423, 333-152169, and 333-174973) of Albany Molecular Research, Inc. of our report dated March 18, 2013, with respect to the consolidated balance sheets of Albany Molecular Research, Inc. and subsidiaries as of December 31, 2012 and 2011, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2012, which report appears in the December 31, 2012 annual report on Form 10-K of Albany Molecular Research, Inc. and subsidiaries.

/s/ KPMG LLP

Albany, New York

March 18, 2013